EXHIBIT 99.1

REMEDENT, INC. FILES FORM 15 TO SUSPEND SEC EXCHANGE ACT REGISTRATION AND APPLIES TO QUALIFY FOR OTC MARKETS ALTERNATIVE REPORTING STANDARD FOR PINK SHEET COMPANIES

GHENT, Belgium, June 29, 2021 - Remedent, Inc. (OTC Pink: REMI) (“Remedent” or the “Company”) announced today the voluntary filing of a Form 15 with the United States Securities and Exchange Commission (the "SEC") to terminate the registration of its common stock under Section 12(g) Securities Exchange Act of 1934, as amended ("Exchange Act") and suspend its SEC reporting obligations under Section 15(d) of the Exchange Act. On filing the Form 15, the Company’s obligation to file certain Exchange Act reports, including Forms 10-K, 10-Q and 8-K will be immediately suspended.

Guy De Vreese, the CEO of the Company, stated “Our current auditor, Vandelanotte Bedrijfsrevisoren, took an internal decision to no longer maintain its status as a PCAOB (United States Public Company Accounting Oversight Board) approved auditor. Once notified of this decision, the Board of Directors decided to evaluate the alternatives available to the Company. After careful consideration, weighing the advantages and disadvantages of being an Exchange Act reporting company and alternatives to maintaining a Pink Sheet quote on the OTC Markets Group, the decision was made to file a Form 15 with the SEC.  Going forward the Company will be filing its management prepared Annual and Quarterly Financial Statements through the OTC Markets Alternative Reporting Standard (ARS) and News Service.”

Concurrent with filing the Form 15, the Company has subscribed to the OTC Disclosure and News Service and intends to qualify its common stock for the with filing its OTC Markets disclosure statement and unaudited financial statements for the annual period ended March 31, 2021, OTC Markets background check form, shareholders list, and required attorney letter. The Company was previously a "voluntary filer" under the Exchange Act.

The Company expects its common stock to continue trading on the OTC Markets Pink Sheets under the symbol: REMI, but the ARS qualification process does not guarantee acceptance of the Company's submission by OTC Markets for the Pink Current Information Tier.

Companies trading on the OTC Markets Pink Sheet that do not report to the SEC may publish continuous disclosure documents under the ARS pursuant to OTC Markets' Pink Basic Disclosure Guidelines. To qualify for the Pink Current Information Tier ongoing, companies must upload reports through OTC Markets on the following schedule:

  Quarterly Report within 45 days of the quarter end
  Annual Report within 90 days of the fiscal year end
  Attorney Letter within 120 days of the fiscal year end.

Details on the public availability of current information is found at .

About Remedent

Remedent, Inc. is an international company specializing in research, development, and manufacturing of oral care and cosmetic dentistry products.  Remedent brands include GlamSmile, Remecure, Smile Me and River 8. Headquartered in Belgium, its products are distributed to over 25 countries worldwide through B2B channels delivering products to dental professionals, and through its B2C channel, helping consumers to obtain their dream smile through its Smile Consultancy Concept.

Contact

For more info, please contact:

Mr. Philippe Van Acker
Remedent
Zuiderlaan 1-3 box 8, 9000 Gent – Belgium
T: 09-2415880
E: philippe.vanacker@remedent.be
W: www.remedent.com

Safe Harbor Statement

This press release contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Any such statements, including, but not limited to, the Company’s expectations of the advantages that the Company might gain from the decision to leave the SEC Exchange Act reporting system, its ability to build long term shareholder value, and its ability to strengthen its focus on the Company’s mission, are subject to risks and uncertainties, including, but not limited to, those set forth in the Company’s filings with the Securities and Exchange Commission. The Company plans to disclose its financial statements on a quarterly and annual basis through the OTC Markets reporting service as an alternative reporting company. However, the Company cannot guarantee that trading in its common stock will continue on OTC Markets or any other forum. These forward-looking statements represent the Company’s judgment as of the date of this press release. Except as legally required, the company disclaims any intent or obligation to update these forward-looking statements.